UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
__________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2024
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Immuneering Corporation
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-40675	26-1976972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
245 Main St.
Second Floor
Cambridge, MA 02142
(Address of principal executive offices) (Zip Code)
(617) 500-8080
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	IMRX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
Recent Developments

On September 12, 2024, Immuneering Corporation (the "Company", "we", "us" and "our") announced initial response data for the first five patients treated with IMM-1-104 in combination with modified gemcitabine/nab-paclitaxel in first-line pancreatic cancer, part of the Phase 2a portion of the Company's Phase 1/2a clinical trial of IMM-1-104 in advanced RAS-mutant solid tumors.

The Company announced that as of September 12, 2024, of the five initial patients evaluated, the first patient had achieved a complete response, the second patient had achieved an (unconfirmed) partial response, the third and fourth patients had achieved stable disease, and the fifth patient had achieved equivocal progressive disease, collectively representing an initial 80% disease control rate (DCR) and an initial 40% overall response rate (ORR), in each case as measured by RECIST. As of September 12, 2024, all five patients remained on treatment.

The Company also announced that, as of September 12, 2024, the combination of IMM-1-104 plus modified gemcitabine/nab-paclitaxel was observed to be well tolerated, and that the clinical trial’s Data and Safety Monitoring Board (DSMB) had approved enrolling, and the Company had begun dosing, additional patients in this combination arm at 320mg administered orally once daily.

Also on September 12, 2024, the Company announced that initial data from at least one additional arm of the Phase 2a portion of the Company’s IMM-1-104 Phase 1/2a trial is expected by year end, and that initial pharmacokinetic (PK), pharmacodynamic (PD) and safety data from the Phase 1 portion of the Company’s IMM-6-415 Phase 1/2a trial is also expected by year end.

Forward-Looking Statements

This Current Report on Form 8-K (this “Current Report”) contains forward-looking statements, including within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the design and conduct of the Phase 2a portion of our Phase 1/2a clinical trial of IMM-1-104, and the timing of release of data from the Phase 1/2a clinical trial of IMM-1-104 and from the Phase 1/2a clinical trial of IMM-6-415.

These forward-looking statements are based on our current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, the risks inherent in oncology drug development, including clinical trials.

These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the three month period ended June 30, 2024 and filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 6, 2024 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While we may elect to update such forward-looking statements at some point in the future, unless required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNEERING CORPORATION

Date: September 12, 2024	By:	/s/ Michael D. Bookman
Name: Michael D. Bookman
Title: Chief Legal Officer and Secretary